UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2009 (December 23, 2009)

AmREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-53841	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas 77046

(Address of principal executive offices)   (Zip Code)

(713) 850-1400

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

          The information set forth under Item 2.03 below is incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

          In connection with the new credit facility described under Item 2.03 below, on December 23, 2009, AmREIT, Inc. (the “Company”) terminated its Amended and Restated Revolving Credit Agreement with Wells Fargo Bank, National Association, which provided borrowing up to $23.3 million, subject to the value of unencumbered assets, and had a maturity date of January 8, 2010 (the “Wells Fargo Facility”). There was no prepayment penalty associated with the termination of the Wells Fargo Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

          On December 23, 2009, the Company, through certain of its wholly owned subsidiaries, closed on a new $25 million secured revolving credit facility (the “Credit Facility”) with Amegy Mortgage Capital (the “Lender”). The obligations under the Credit Facility are guaranteed by the Company.

          Including letters of credit, the Company has drawn approximately $20.5 million under the Credit Facility, a portion of which was used to pay the balance of the Wells Fargo Facility that was due to mature in January 2010. The remaining proceeds will be used to provide for other corporate working capital needs.

          The Credit Facility contains covenants which, among other restrictions, require the Company to maintain a minimum net worth and, in certain cases of the occurrence of a default, limit distributions to the Company’s stockholders. The Credit Facility’s annual interest rate varies depending upon the extent of the Company’s banking relationship with the Lender, including the amount of primary deposits and utilization of treasury management services, from LIBOR plus a spread of 3.50% to LIBOR plus a spread of 4.00%. As of December 23, 2009, the interest rate was LIBOR plus 3.50%. The obligations under the Credit Facility are secured by cross-collateralized first priority mortgages on six of the Company’s properties.

          The Credit Facility also contains customary events of default. Upon the occurrence of an event of default, the outstanding obligations under the Credit Facility may be accelerated and become immediately due and payable.

          The foregoing description of the Credit Facility is qualified in its entirety by the full terms and conditions of the Credit Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Credit Agreement with Amegy Mortgage Capital, dated December 23, 2009

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 30, 2009	AmREIT, Inc.

	By:	/s/ Chad C. Braun
Chad C. Braun
Chief Financial Officer